EXHIBIT 10.1

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment"), executed as of June 28, 2013, is by and between BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation ("Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

R E C I T A L S

A.            Borrower and Lender are parties to a Third Amended and Restated Credit Agreement, dated as of June 29, 2012 (the "Credit Agreement").

B.            Borrower desires to modify certain terms and conditions of the Credit Agreement, and Lender is willing to agree to the modifications contained in this First Amendment, on the terms and conditions set forth herein.

C.            Capitalized terms used in this First Amendment and not defined herein shall have the meanings assigned to those terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.            AMENDMENTS TO CREDIT AGREEMENT.  The Credit Agreement is hereby amended as follows:

   (a)         Addition of First Amendment.

(1)            The following definition of "First Amendment" shall be added to Section 1.1 of the Credit Agreement and shall read in its entirety as follows:

"First Amendment" shall mean the First Amendment to this Agreement, dated as of June 28, 2013.

(2) The following definition of "First Amendment Closing Date" shall be added to Section 1.1 of the Credit Agreement and shall read in its entirety as follows:

"First Amendment Closing Date" shall mean June 28, 2013.

(b)            Extension and Decrease of Revolving Credit.

(1)            The definition of "Revolving Credit Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"Revolving Credit Maturity Date" shall mean June 30, 2015.

(2)            The definition of "Revolving Maximum Amount" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"Revolving Maximum Amount" shall mean $5,000,000.

(c)            Revision of Definition of Total Fixed Charges.  The definition of "Total Fixed Charges" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Total Fixed Charges” for any period shall mean the sum of interest expense, plus lease expense, plus scheduled principal payments on amortizing debt (including the principal payment component of capital leases), plus Unfinanced Capital Expenditures, in each case for such period; provided, however, that for the periods indicated in the table below, the Unfinanced Capital Expenditures incurred in the period(s) opposite to such date shall not be included in the calculation of “Total Fixed Charges”:

Period	Unfinanced Capital Expenditures Period

Twelve months ending June 30, 2013	Three months ending September 30, 2012, and three months ending June 30, 2013
Twelve months ending September 30, 2013	Three months ending June 30, 2013, and three months ending September 30, 2013
Twelve months ending December 31, 2013	Three months ending June 30, 2013, three months ending September 30, 2013, and three months ending December 31, 2013
Twelve months ending March 31, 2014	Three months ending June 30, 2013, three months ending September 30, 2013, and three months ending December 31, 2013
Twelve months ending June 30, 2014	Three months ending September 30, 2013, and three months ending December 31, 2013
Twelve months ending September 30, 2014	Three months ending December 31, 2013
Twelve months ending December 31, 2014 and twelve months ending each fiscal quarter thereafter	None

(d)            Modification of Term Loan.

(1)            The definition of "Term Loan Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"Term Loan Maturity Date" shall mean September 30, 2017.

            (2)            The definition of "Term Note" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Term Loan Note” shall mean the Amended and Restated Term Loan Note of the Borrower evidencing the Term Loan, in substantially the form of Exhibit A to the First Amendment.

(3)            Section 2.1(b) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

"Term Loan.  On June 29, 2012, Lender made an advance to Borrower in the amount of $2,000,000, and as of the First Amendment Closing Date, the outstanding balance of such advance was $1,700,000. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make an additional advance in the amount of up to $2,000,000 (the “Term Loan”) to the Borrower on the First Amendment Closing Date, resulting in an outstanding principal balance of the Term Loan of $3,700,000 immediately following the First Amendment Closing Date. The Borrower shall use the proceeds of such advance only to repay a portion of the balance of the Revolving Loans."

(4)            Section 2.4(c) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

"Repayment of Term Loan.  The principal balance of the Term Loan Note shall be repayable as follows:

(1)            An amount equal to $100,000 shall be due and payable on June 30, 2013;

(2)            In equal quarterly installments of $225,000 each, which installments shall be due beginning on September 30, 2013, and on the last day of each quarter thereafter; and

(3)            Upon the Term Loan Maturity Date or upon the earlier termination of this Agreement, the entire outstanding principal balance of the Term Loan Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full."

(e)            Modification of Total Fixed Charge Covenant Ratio.  Section 6.11 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

"Borrower shall not permit the ratio of Operating Cash Flow to Total Fixed Charges, calculated for any period set forth in the table below, to be less than the ratio set forth opposite such date:

Period	Minimum Operating Cash Flow to Total Fixed Charges

Twelve months ending June 30, 2013	1.10 to 1.00
Twelve months ending September 30, 2013	1.10 to 1.00
Twelve months ending December 31, 2013	1.25 to 1.00
Twelve months ending March 31, 2014	1.05 to 1.00
Twelve months ending June 30, 2014	1.05 to 1.00
Twelve months ending September 30, 2014	1.05 to 1.00
Twelve months ending December 31, 2014 and twelve months ending each fiscal quarter thereafter"	1.05 to 1.00

(f)            Addition of Unfinanced Capital Expenditure Covenant.  A new Section 6.13 shall be added to the Credit Agreement to read in its entirety as follows:

"Unfinanced Capital Expenditures. Borrower shall not permit the cumulative amount of Unfinanced Capital Expenditures for the nine-month period ending December 31, 2013 to exceed $3,124,000.”

(g)            Compliance Certificate.

(1)            The Compliance Certificate attached to the Credit Agreement as Exhibit D is hereby deleted and replaced in its entirety by the Compliance Certificate attached to this First Amendment as Exhibit B.

(2)            Section 5.4(c) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

"(c)  within 45 days after each calendar month, and concurrently with any delivery of the quarterly or year-end financial statements under (a) or (b) above, a certificate (substantially in the form attached hereto as Exhibit B) of the Financial Officer opining on or certifying as follows: (i) that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Lender demonstrating compliance with the covenants specified therein, for the time periods specified therein;"

(h)            Notice Address.

(2)            Section 8.1(b) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

"(b)            if to the Lender, to it at 1675 Broadway, Suite 300, Denver, Colorado  80202, Attention of Timothy Ulrich, Telecopy No. 720-904-4515, with a copy to Mark Oveson, Brownstein Hyatt Farber Schreck, LLP, 410 17th  Street, 22nd Floor, Denver, Colorado 80202, Telecopy No. 303-223-1111."

2.            LOAN DOCUMENT AMENDMENTS.  Each of the other Loan Documents is hereby amended to conform to the amendments to the Credit Agreement as set forth in Paragraph 1.

3.            DOCUMENT RATIFICATION.  Subject to the amendments set forth in Paragraph 1 above, all of the terms and conditions contained in the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

4.            RELEASE.  The execution of this First Amendment by Lender does not and shall not constitute a waiver of any rights or remedies to which Lender is entitled pursuant to the Credit Agreement or the other Loan Documents, nor shall the same constitute a waiver of any default now existing or which may occur in the future with respect to the Credit Agreement or the other Loan Documents.  Borrower hereby agrees that Lender has fully performed its obligations pursuant to the Credit Agreement and the other Loan Documents through the date hereof and hereby waives, releases and relinquishes any and all claims whatsoever, known or unknown, that it may have against Lender with respect to the Credit Agreement or the other Loan Documents through the date hereof.

5.            PAYMENT OF COSTS AND FEES. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation of this First Amendment, including, without limitation, reasonable attorneys' fees.

6.            CONDITIONS PRECEDENT.  Notwithstanding anything to the contrary set forth herein, the terms and provisions of this First Amendment shall not be effective unless and until all of the following shall have occurred:

(a)            Borrower shall have executed and delivered to Lender this First Amendment, and such other documents, instruments, resolutions and other items as may be required by Lender, in form satisfactory to Lender.

(b)            Borrower shall have executed and delivered to Lender the Amended and Restated Term Loan Note, in substantially the form of Exhibit A to this First Amendment.

(c)            Borrower shall have paid to Lender a fully earned, non-refundable fee of $17,500 to induce Lender to enter into this First Amendment.

7.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.  Borrower represents, warrants and covenants to Lender:

(a)            No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

(b)            There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

(c)            Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

(d)            Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

(e)            The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

(f)            Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this First Amendment.

8.             CONTROLLING LAW.  The terms and provisions of this First Amendment shall be construed in accordance with and governed by the laws of the State of Colorado.

9.              BINDING EFFECT.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

10.           CAPTIONS.  The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

11.           COUNTERPARTS.  This First Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.  Any signature page of this First Amendment may be detached from any counterpart of this First Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this First Amendment identical in form hereto but having attached to it one or more additional signature pages.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

BORROWER:

BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation

By:
Dennis Genty, Chief Financial Officer

LENDER:

KEYBANK NATIONAL ASSOCIATION,
a national banking association

By:
Name:
Title:

SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Exhibit A

Amended and Restated Term Loan Note

(attached)

AMENDED AND RESTATED TERM LOAN NOTE

$3,700,000	Denver, Colorado
June 28, 2013

FOR VALUE RECEIVED, the undersigned, BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation ("Borrower"), whose address is 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210, promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Lender"), at its office at 1675 Broadway, Suite 300, Denver, Colorado 80202 (or at such other place as Lender shall designate in writing), in lawful money of the United States of America, the principal sum of Three Million Seven Hundred Thousand Dollars ($3,700,000) or so much thereof as may be advanced by Lender and remain unpaid from time to time, pursuant to the terms of that certain Third Amended and Restated Credit Agreement dated June 29, 2012, to which the Borrower and Lender are parties (as the same may from time to time be amended or supplemented, the "Credit Agreement"), together with interest on said principal sum or such part thereof advanced by Lender, from the date of each advance made by Lender (an "Advance") until repaid in full, at the rate and at the times set forth in the Credit Agreement.

1.             Credit Agreement.  This Note (the "Note") is the Term Loan Note referred to in the Credit Agreement and is entitled to the benefits thereof.  The proceeds of this Note have been advanced for the uses specified in the Credit Agreement.  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Credit Agreement.

2.             Interest and Payments.  The outstanding principal balance of this Note shall bear interest, from the date of each Advance made by Lender until repaid in full, at the rate specified in the Credit Agreement, which interest shall be due and payable, in arrears, as provided in the Credit Agreement.  Principal payments shall be due and payable as provided in the Credit Agreement.  Upon the Term Loan Maturity Date or upon the earlier termination of the Credit Agreement, the entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full.  The Borrower shall have the right to prepay the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, in full or in part, as set forth in the Credit Agreement.  All payments of principal, interest and any other sums on this Note due from the Borrower to Lender shall be made to Lender in lawful money of the United States of America in the manner set forth in the Credit Agreement.

3.             Application of Proceeds.  All payments hereunder by Borrower shall be applied by Lender:

First, to the payment of all reimbursable expenses, liabilities and advances made or incurred by Lender in connection herewith including reasonable attorneys fees incurred in connection with any enforcement action taken with respect to this Note;

Second, to the payment of any other amounts due (other than principal and interest) under this Note or the Credit Agreement;

Third, to the payment of all interest accrued and unpaid on the outstanding indebtedness; and

Fourth, to the payment of the outstanding principal balance of the outstanding indebtedness.

4.             Default.  Time is of the essence hereof.  The occurrence of any Event of Default under the Credit Agreement shall be a default hereunder and, upon the occurrence of any such default, the payment of all principal, interest and any other sums due in accordance with the terms of this Note shall, at the option of Lender, be accelerated and such principal, interest and other sums shall be immediately due and payable without notice or demand, and Lender shall have the option to foreclose or to require foreclosure of any or all liens and security interests securing the payment hereof and/or to exercise any other rights and remedies available to Lender hereunder or under the Credit Agreement.  From and after an Event of Default, the outstanding principal balance shall accrue interest at the Default Rate.

5.             Governing Law.  As additional consideration for the extension of credit, Borrower understands and agrees that the loan evidenced by this Note is made in the State of Colorado and the provisions hereof will be construed in accordance with the laws of the State of Colorado.  The parties consent to the personal jurisdiction of the courts and the venue specified in the Credit Agreement.

6.             Maximum Interest.  The provisions of this Note are hereby expressly limited so that in no event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned hereunder exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision of this Note shall, at the time of performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal (whether or not then due) or at the option of Lender be paid over to the Borrower, and not to the payment of Interest.

7.             Miscellaneous Provisions.

(a)            The Borrower hereby waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder and all duty or obligation of Lender to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note.

(b)            This Note and each payment of principal and interest hereunder shall be paid when due without deduction or setoff of any kind or nature or for any costs whatsoever.

(c)            The Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with Lender's collection of payments due from Borrower hereunder.

(d)            The Borrower agrees that Lender may from time to time extend the maturity of this Note or the time any payment is due under this Note and may accept further security or release security for the payment of this Note, without in any way affecting any obligations of the Borrower to Lender.

(e)            This Amended and Restated Term Loan Note is given in replacement of and substitution for, but not in repayment of, the Term Loan Note dated June 29, 2012 in the principal amount of $2,000,000.

IN WITNESS WHEREOF, the Borrower has executed this Note to be effective as of the day and year first-above written.

BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation

By:
Dennis Genty, Chief Financial Officer

Exhibit B

Birner Dental Management Services, Inc.
COVENANT COMPLIANCE CERTIFICATE
As of ____________

The undersigned financial officer of Birner Dental Management Services, Inc. hereby certifies that the following is a true and accurate calculation of the Covenants as of the date specified above, determined in accordance with the requirements of the Third Amended and Restated Credit Agreement dated June 29, 2012, between Birner Dental Management Services, Inc. (“Borrower”) and KeyBank National Association (“Lender”).

Name:
Title:
Date:

Quarterly Covenants

Section 6.8           Total Funded Debt to EBITDA Ratio
  (Calculated on a rolling four quarters)

A. Funded Debt	$	____________
B. EBITDA	$	____________
Actual A / B		____________
Required A / B		2.00 to 1.00 or less

Section 6.10       Acquisition of Dental Practices:                    (Y/N) ___________

  A.  Adverse effect on ability to satisfy financial covenants:
                 (Y/N)___________(Attach calculations evidencing same)

Section 6.11       Total Fixed Charge Covenant Ratio
  (Calculated on a rolling four quarters)

A. Operating Cash Flow	$	__________
B. Total Fixed Charges	$	__________
Actual A / B		__________
Required A / B		See table in Section 6.11

Section 6.12        Change in Management

  A.            No Change in Management

Monthly Covenant (until December 31, 2013)

Section 6.13        Unfinanced Capital Expenditures

  Cumulative Unfinanced Capital Expenditures for the period beginning April 1, 2013 through the date of this Certificate:

   $____________